UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2005 (February 9, 2005)

LUMINEX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30109	74-2747608

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On February 9, 2005, Luminex Corporation issued a press release announcing its earnings results for its fourth fiscal quarter ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

Use of Non-GAAP Financial Information

     To supplement our consolidated financial statements presented herein in accordance with United States generally accepted accounting principles (“GAAP”), the Company also uses the non-GAAP measure of EBITDA. Management believes that EBITDA is a meaningful measurement of operating performance as it excludes certain charges that we believe are not indicative of our core operating results and therefore provides a useful measurement to compare our performance with our competitors in the biotechnology products and services industry. The presentation of this non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP. A reconciliation to operating loss, the nearest corresponding financial measure under GAAP, is provided in the consolidated financial statements presented herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press Release issued by Luminex Corporation dated February 9, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION

Date: February 9, 2005	By:	/s/ Harriss T. Currie

Harriss T. Currie Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release issued by Luminex Corporation dated February 9, 2005.